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FOR IMMEDIATE RELEASE

CONTACT:	Michael Shea, CFO David Reingold, Senior Vice President Computer Horizons Corp. (973) 299-4000	Investors:	Lauren Felice RF Binder Partners (212) 994-7541 lauren.felice@rfbinder.com
	mshea@computerhorizons.com dreingol@computerhorizons.com	Media:	Kate Rothen RFBinder Partners (212) 994-7537 kate.rothen@rfbinder.com

COMPUTER HORIZONS RECONVENES ANNUAL MEETING

Company Seats Board of Directors; Continues Court Challenge of Shareholder Vote

        Mountain Lakes, New Jersey, June 4, 2003—Computer Horizons Corp. (Nasdaq: CHRZ), a strategic human capital management and professional services company, today reconvened its annual meeting and, according to the shareholder vote certified by the Inspectors of Election, IVS Associates, seated a slate of six directors. The slate includes four incumbent directors—William M. Duncan, Earl L. Mason, William J. Marino, William J. Murphy, and two directors proposed by a dissident shareholder Karl L. Meyer and Robert A. Trevisani.

        At the same time, the Company announced that it is moving ahead on legal proceedings challenging the outcome of the annual meeting vote.

        The New York State Supreme Court has set a date of June 11, 2003 to hear argument relating to the validity of the results of the election of directors. The Company has also filed a Notice of Appeal with the United States Court of Appeals for the Third Circuit, in a separate action to set aside the election of directors.

        William J. Murphy, president and CEO of Computer Horizons, stated, "While legal proceedings are still undetermined, we feel it is only proper to seat the entire Board according to the certified vote count, so that we may move ahead with our business activities. We do so in anticipation of the continued support and encouragement of the Board, and with confidence that we are on the right track towards the resumption of profitability and growth of the Company."

        The Company also reported that the shareholders had approved an amendment to the Company's by-laws so as to permit shareholders holding 10% or more of the Company's stock to call a special meeting of shareholders; ratified the selection of Grant Thornton LLP as the Company's independent auditors; approved an amendment to the Company's 1991 Directors Stock Option Plan; ratified the issuance of 903,404 Company shares under the Company Employee Stock Purchase Plan and approved a further amendment thereto to reserve an additional 3,500,000 shares (inclusive of the 903,404 shares).

About Computer Horizons Corp.

        Computer Horizons Corp. (Nasdaq: CHRZ) is a strategic human capital management and professional services company with more than thirty years of experience, specifically in information technology. As a global leader in systems integration and managed services, Computer Horizons enables companies to maximize technology investments. By leveraging its core business in IT services and its proprietary technology through Chimes, its wholly-owned subsidiary, Computer Horizons is enabling its Global 2000 customer base to align and integrate business planning with human resource management across an enterprise's business functions. For more information on Computer Horizons, please visit our Web site at www.computerhorizons.com.

        Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of risks and uncertainties. It is possible that the assumptions made by management—including, but not limited to, those relating to contract awards, service offerings, market opportunities, results, performance expectations, expectations of cost savings, or proceeds from sale of certain operations—may not materialize.

        Actual results may differ materially from those projected or implied in any forward-looking statements. In addition to the above factors, other important factors include the risks associated with unforeseen technical difficulties, the ability to meet customer requirements, market acceptance of service offerings, changes in technology and standards, the ability to complete cost-reduction initiatives, the ability to execute the sale of certain operations or other initiatives, dependencies on key employees, customer satisfaction, availability of technical talent, dependencies on certain technologies, delays, market acceptance and competition, as well as other risks described from time to time in the Company's filings with the Securities and Exchange Commission, press releases, and other communications.

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COMPUTER HORIZONS RECONVENES ANNUAL MEETING Company Seats Board of Directors; Continues Court Challenge of Shareholder Vote